EXHIBIT 21

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

		Jurisdiction of	Percentage of Voting Securities Owned
Name		Incorporation	Directly or Indirectly by Quaker
*	Quaker Chemical Corporation	Delaware, U.S.A.	100%
+*	SB Decking, Inc. (formerly Selby, Battersby & Co.)	Delaware, U.S.A.	100%
*	AC Products, Inc.	California, U.S.A.	100%
*	Epmar Corporation	California, U.S.A.	100%
*	Summit Lubricants, Inc.	New York, U.S.A.	100%
*	Tecniquimia Mexicana S.A. de C.V.	Mexico	100%
*	Unitek Servicios De Asesoria Especializad S.A	Mexico	100%
+*	Quaker Chemical Europe B.V.	Holland	100%
*	Quaker Chemical B.V.	Holland	100%
+*	Quaker Russia B.V. (formerly KWR Holdings B.V.)	Holland	100%
*	Quaker Chemical (China) Co. Ltd.	China	100%
+*	Quaker China Holdings B.V.	Holland	100%
*	Quaker Chemical Canada Limited	Ontario, Canada	100%
*	Quaker Chemical Limited	United Kingdom	100%
*	Quaker Chemical, S.A.	France	100%
*	Quaker Chemical, S.A.	Spain	100%
+*	Quaker Denmark ApS	Denmark	100%
*	Quaker Chemical, S.A.	Argentina	100%
+*	Quaker Chemical Participacoes, Ltda.	Brazil	100%
*	Quaker Chemical Limited	Hong Kong	100%
+*	Quaker Chemical Holdings South Africa (Pty) Limited	Republic of South Africa	100%
*	Quaker Italia S.r.l.	Italy	100%
*	Quaker Chemical S.r.l.	Italy	100%
+*	Quaker Australia Holdings Pty. Limited	Victoria, Australia	100%
*	Quaker Shanghai Trading Company Limited	China	100%
*	Quaker Chemical Industria e Comercio Ltda.	Brazil	100%
*	Quaker Chemical Operacoes, Ltda.	Brazil	100%
*	Quaker Chemical India Private Limited	India	100%
*	Quaker Chemical (Australasia) Pty. Limited	New South Wales, Australia	100%
*	Quaker (Thailand) Ltd.	Thailand	100%
*	Quaker Chemical South Africa (Pty.) Limited	Republic of South Africa	51%
*	Quaker Chemical Corporation Mexico, S.A. de C.V.	Mexico	100%
*	Quaker Chemical HR Mexico, S.A. de C.V.	Mexico	100%
*	ECLI Products, LLC	Illinois, U.S.A.	100%
*	Engineered Custom Lubricants GmbH	Germany	100%
*	Binol AB	Sweden	100%
*	Binol Biosafe OY	Finland	100%
*	Quaker Chemical MEA FZE	Dubai	100%
*	Verkol S.A.U.	Spain	100%
+*	Quaker Spain Holding, SLU	Spain	100%
+*	Quaker Chemical Investment Management Co., Ltd.	China	100%
*	Wuhan Quaker Technology Co., Ltd	China	60%
*	Lubricor USA, Inc.	Ohio, U.S.A	100%
+*	Quaker Canada Holding	Canada	100%
*	Lubricor, Inc.	Canada	100%
+*	B&A Banner Holdings, Inc.	Canada	100%

EXHIBIT 21

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT, continued

		Jurisdiction of	Percentage of Voting Securities Owned
Name		Incorporation	Directly or Indirectly by Quaker
*	Lubricor Investments, Inc.	Canada	100%
+*	Lubricor Holdings, Inc.	Canada	100%
*	Lubricor Mexicana S.A. de C.V.	Mexico	100%
*	Quaker Sales Europe, BV	Netherlands	100%
+*	Quaker International Holdings, LLC	Delaware, U.S.A.	100%
+*	Quaker Chemical, CV	Netherlands	100%
+*	MIH Acquisition Company, LLC	Delaware, U.S.A.	100%
**	Nippon Quaker Chemical, Ltd.	Japan	50%
**	Kelko Quaker Chemical, S.A.	Venezuela	50%
**	Kelko Quaker Chemical, S.A.	Panama	50%
**	Primex, Ltd.	Barbados	33%

+	A non-operating company
*	Included in the consolidated financial statements
**	Accounted for in the consolidated financial statements under the equity method